Exhibit 99.1

99 CENTS ONLY STORES REPORTS FIRST QUARTER FISCAL 2017 RESULTS

First Quarter Fiscal 2017 Overview:

•                  Inventory balance decreased by $29.7 million, or 15.1% compared to the prior quarter

•                  Net sales increased 1.3% to $512.9 million compared to the prior year

•                  Same-store sales growth improved significantly

•                  Net loss was $25.2 million compared to net income of $1.2 million in prior year

•                  Adjusted EBITDA(1) was $13.3 million compared to $25.0 million in prior year

CITY OF COMMERCE, California — June 9, 2016 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for first quarter of fiscal 2017 ended April 29, 2016.

Geoffrey Covert, President and Chief Executive Officer, stated, “The first quarter results reflect our significant progress in stabilizing the business.  We are seeing tangible results on a number of fronts and this progress is most clearly evident in our improved sales performance.  Since commencing our turnaround plan, same-store sales growth has increased significantly from negative 3.9% in the third quarter of fiscal 2016 to flat in this past quarter.  During the quarter we also reduced inventory by an additional $30 million beyond the $100 million reduction we made in the latter part of fiscal 2016.  Much of the inventory was converted to cash that was used to reduce the amount of cash borrowings under our ABL facility, reducing it to the lowest level in the past year and a half.  We also made progress on our other top three initiatives which are aimed at improving the customer experience, reducing shrink and scrap and building a culture of safety across our Company.  We still have significant work ahead but remain confident in the power of our differentiated business model and the opportunity to return 99 Cents Only Stores to sustained profitable growth.”

Financial Results

For the first quarter of fiscal 2017, the Company’s net sales increased 1.3%, to $512.9 million, compared to $506.2 million in the first quarter of fiscal 2016. Same-store sales were flat compared to the first quarter of fiscal 2016, with lower customer traffic of 1.5% offset by higher

(1)              EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

average ticket of 1.5%.  Positive developments in same-store sales included higher sales in produce and consumables, partially as a result of improved in-stock levels due to improvements in the allocation and replenishment system, and lower cannibalization. Challenges in same-store sales included lower seasonal sales as the Company overlapped significant inventory purchases in fiscal 2016, which increased sales but led to excess inventory levels in stores, and prompted ongoing initiatives to clear excess on-hand seasonal inventory through promotions and mark-downs.

Gross margin, as a percentage of net sales, was 29.0% in the first quarter of fiscal 2017, a decline of 190 basis points from the first quarter of fiscal 2016.  Gross margin was negatively impacted by higher inventory shrinkage, a reduction in product margin, which was driven in part by our efforts to reduce seasonal inventory through inventory clearance initiatives, as well as higher distribution and transportation expenses. Selling, general and administrative expenses were $157.2 million, or 30.7% as a percentage of net sales, representing an increase of 100 basis points from the first quarter of fiscal 2016. The increase in selling, general and administrative expenses as a percentage of net sales was primarily driven by an increase in payroll-related expenses as a result of an increase in California minimum wage.

Net loss was $25.2 million in the first quarter of fiscal 2017 compared to net income of $1.2 million for the first quarter of fiscal 2016.  Net loss as a percentage of net sales was (4.9)% for the first quarter of fiscal 2017, compared to net income of 0.2% for the first quarter of fiscal 2016.  Adjusted EBITDA was $13.3 million in the first quarter of fiscal 2017, compared to $25.0 million in the first quarter of fiscal 2016.  Adjusted EBITDA margin was 2.6% compared to 4.9% over the same period.

Store Openings

During the first quarter of fiscal 2017, the Company opened one new store. As of the end of the first quarter of fiscal 2017, the Company operated 392 stores, an increase of 1.6% in store count over the same period of last year.

Fiscal 2017 Outlook

The Company is reiterating the following previously issued outlook for fiscal 2017:

•                  Positive same-store sales growth

•                  Capital expenditures of approximately $35-40 million

•                  Substantial year-over-year increase in Adjusted EBITDA, particularly in the second half of fiscal 2017, and a substantial decrease in net loss over the same period

•                  6 to 8 net new store openings

SEC Comment Letter

On January 28, 2016, the Company received a comment letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Staff”).  The comments from the Staff were issued with respect to its review of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2015. As of May 10, 2016, the Company has responded to the one outstanding comment.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its first quarter of fiscal 2017 and the other matters described in this release is scheduled for Thursday, June 9, 2016 at 1:00 p.m. Pacific Time (4:00 p.m. Eastern Time).

The live First Quarter Fiscal 2017 Earnings Conference Call can be accessed by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).  Please phone in approximately 10 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Fiscal 2017 First Quarter Earnings Conference Call, and be prepared to provide the operator with your name, company name, position and the conference ID: 13638774. The call will also be broadcast live over the Internet, accessible through the Investor Relations section of the Company’s website at www.99only.com/investor-relations.

A telephonic replay of the call will be available beginning Thursday, June 9, 2016, at 7:00 p.m. Eastern Time, through Thursday, June 23, 2016, at 11:59 p.m. Eastern Time. To access the replay, dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and enter the replay pin number: 13638774. A replay of the webcast will also be available for 60 days upon completion of the conference call, accessible through the Investor Relations section of the Company’s website at www.99only.com/investor-relations.

A copy of this earnings release and supplemental slides will be available prior to the call, accessible through the Investor Relations section of the Company’s website at www.99only.com/investor-relations.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger (as defined below), legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”).  The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors.  In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments.  EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC, Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

About 99 Cents Only Stores

Founded in 1982, the Company operates 392 extreme value retail stores with 285 in California, 48 in Texas, 38 in Arizona and 21 in Nevada as of June 9, 2016. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.  For more information, visit www.99only.com.

Investor Contact:

Addo Communications

Lasse Glassen

(424) 238-6249

lasseg@addocommunications.com

### Tables to Follow ###

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Quarter Ended
	April 29, 2016	May 1, 2015
	(In thousands)
	(Unaudited)

Net (loss) income	$(25,194)	$1,171
Interest expense, net	16,524	16,269
Provision (benefit) for income taxes	73	(10,989)
Depreciation and amortization	16,739	16,247
EBITDA	$8,142	$22,698
Stock-based compensation (a)	164	634
Purchase accounting effect on leases (b)	707	651
Inventory adjustments (c)	963	—
Employee related expenses (d)	1,432	845
Professional and consultant fees (e)	321	72
Gain on sales of assets (f)	(143)	(56)
Loss on extinguishment (g)	335	—
Other (h)	1,387	162
Adjusted EBITDA	$13,308	$25,006

(a)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(b)         Represents purchase accounting effect on rent revenue and rent expense.

(c)          Represents charges related to excess and obsolescence reserve.

(d)         Represents expenses related to severance for former employees, signing and retention bonuses and other employee related expenses.

(e)          Represents professional fees and consultant fees.

(f)           Represents amortization of gain related to sale-leaseback arrangements and net gain/loss on the sale of non-core assets.

(g)          Represents loss on extinguishment of debt from amendment of the asset based lending facility in the first quarter of fiscal 2017.

(h)         Represents the following non-cash or other charges and income: (i) for fiscal 2017, professional fees, legal reserve adjustments and other; and (ii) for fiscal 2016, legal reserve adjustments and other.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	April 29, 2016	January 29, 2016(1)
	(Unaudited)
ASSETS
Current Assets:
Cash	$2,376	$2,312
Accounts receivable, net of allowance for doubtful accounts of $168 and $140 at April 29, 2016 and January 29, 2016, respectively	1,661	1,674
Income taxes receivable	2,222	3,665
Inventories, net	166,965	196,651
Assets held for sale	2,308	2,308
Other	15,337	18,603
Total current assets	190,869	225,213
Property and equipment, net	540,153	542,570
Deferred financing costs, net	5,062	916
Intangible assets, net	451,768	453,242
Goodwill	387,772	387,772
Deposits and other assets	8,273	7,319
Total assets	$1,583,897	$1,617,032

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$74,563	$79,197
Payroll and payroll-related	20,060	18,421
Sales tax	6,501	13,314
Other accrued expenses	50,418	41,464
Workers’ compensation	76,506	76,389
Current portion of long-term debt	6,138	6,138
Current portion of capital and financing lease obligations	1,073	989
Total current liabilities	235,259	235,912
Long-term debt, net of current portion	867,566	875,843
Unfavorable lease commitments, net	5,289	5,746
Deferred rent	27,565	27,389
Deferred compensation liability	735	709
Capital and financing lease obligation, net of current portions	35,941	34,817
Deferred income taxes	163,045	163,045
Other liabilities	4,909	5,118
Total liabilities	1,340,309	1,348,579

Commitments and contingencies
Member’s Equity:
Member units — 100 units issued and outstanding at April 29, 2016 and January 29, 2016	550,390	550,226
Investment in Number Holdings, Inc. preferred stock	(19,200)	(19,200)
Accumulated deficit	(287,605)	(262,411)
Other comprehensive income (loss)	3	(162)
Total equity	243,588	268,453
Total liabilities and equity	$1,583,897	$1,617,032

(1)         The Consolidated Balance Sheet as of January 29, 2016  was retrospectively adjusted to reflect the adoption of Accounting Standards Update (“ASU”) No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” in the first quarter of fiscal 2017.

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the First Quarter Ended
	April 29, 2016	May 1, 2015

Net Sales:
99¢ Only Stores	$501,766	$494,808
Bargain Wholesale	11,163	11,361
Total sales	512,929	506,169
Cost of sales	363,962	349,546
Gross profit	148,967	156,623
Selling, general and administrative expenses	157,229	150,172
Operating (loss) income	(8,262)	6,451
Other (income) expense:
Interest income	(2)	(3)
Interest expense	16,526	16,272
Loss on extinguishment	335	—
Total other expense, net	16,859	16,269
Loss before provision for income taxes	(25,121)	(9,818)
Provision (benefit) for income taxes	73	(10,989)
Net (loss) income	$(25,194)	$1,171

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Quarter Ended
	April 29, 2016	May 1, 2015
Cash flows from operating activities:
Net (loss) income	$(25,194)	$1,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,302	15,803
Amortization of deferred financing costs and accretion of OID	1,304	1,146
Amortization of intangible assets	437	444
Amortization of favorable/unfavorable leases, net	587	435
Loss on extinguishment of debt	335	—
Gain on disposal of fixed assets	(34)	(32)
Loss on interest rate hedge	409	359
Stock-based compensation	164	634
Changes in assets and liabilities associated with operating activities:
Accounts receivable	13	(297)
Inventories	29,686	(5,888)
Deposits and other assets	1,758	594
Accounts payable	(5,170)	13,054
Accrued expenses	3,403	3,380
Accrued workers’ compensation	117	(370)
Income taxes	1,443	(11,405)
Deferred rent	176	1,219
Other long-term liabilities	(166)	(102)
Net cash provided by operating activities	25,570	20,145
Cash flows from investing activities:
Purchases of property and equipment	(13,373)	(25,642)
Proceeds from sale of property and fixed assets	4	1,437
Net cash used in investing activities	(13,369)	(24,205)
Cash flows from financing activities:
Payment of long-term debt	(1,535)	(1,535)
Proceeds under revolving credit facility	64,800	126,300
Payments under revolving credit facility	(72,600)	(130,400)
Payments of debt issuance costs	(4,594)	—
Proceeds from financing lease obligations	2,031	—
Payments of capital and financing lease obligations	(239)	(23)
Payments to repurchase stock options of Number Holdings, Inc.	—	(362)
Net cash used in financing activities	(12,137)	(6,020)
Net increase (decrease) in cash	64	(10,080)
Cash - beginning of period	2,312	12,463
Cash - end of period	$2,376	$2,383

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2016. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.